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Exhibit 10.11
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                              BARNES & NOBLE, INC.

                                RECORD OF ACTION
                                ----------------

Pursuant to authority granted to me in my capacity as Vice President, Human Resources Administration of Barnes & Noble, Inc. (the "Company") by the Board of Directors of the Company (the "Board") at a special meeting of the Board held on November 12, 1998 which extended to me authority to execute such documents or take such actions as may be necessary or appropriate to carryout the intent and purpose of the resolutions adopted at said meeting, the undersigned hereby takes the following action.

RESOLVED, that the Barnes & Noble, Inc. Employees' Retirement Plan be and hereby is amended, effective as of November 1, 1998, as hereinafter indicated:

Appendix C relating to the treatment of transfers between Barnes & Noble, Inc. and one of its affiliated companies and barnesandnoble.com llc, attached hereto and made part hereof, is hereby adopted and annexed to the Barnes & Noble, Inc. Employees' Retirement Plan.





Date:    September 9, 1999                           /s/Michelle Smith
         -----------------                           -----------------


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          APPENDIX C. SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS WHO

                    TRANSFER DIRECTLY BETWEEN AN EMPLOYER AND

                      BARNESANDNOBLE.COM LLC

Except as otherwise modified or expanded in this Appendix C, the provisions of this Plan, as contained in the text to which this Appendix is attached, shall determine the benefits payable to or on behalf of a Participant covered under this Appendix. The Plan Sections referenced below are hereby modified or expanded in accordance with the following special provisions applicable to said Participant.

                             ARTICLE 1. DEFINITIONS

1.09     Certified Earnings

         If, after November 1, 1998, a Participant transfers directly from the employ of an Employer to the employ of barnesandnoble.com llc ("Transferred-Out Participant"), the remuneration paid to said Transferred-Out Participant after said transfer and during any period of employment with barnesandnoble.com llc which is recognized under the provisions of Section 3.01 of this Appendix C as Years of Vesting Service shall be recognized as "Certified Earnings" under Section 1.09 and included in the calculation of Final Average Compensation under
         Section 1.19 of the Plan to the extent such remuneration would have been recognized as Certified Earnings under Section 1.09 of the Plan had it been earned while employed as an Eligible Employee.

         Notwithstanding any Plan provisions to the contrary, the provisions of this Section 1.09 of this Appendix C shall cease to be applicable on and after the date the barnesandnoble.com llc Employees' Retirement Plan ceases to provide future benefit



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         accruals for its employees (the "Freeze Date") and any remuneration paid to a Transferred-Out Participant after the Freeze Date shall not be recognized as Certified Earnings under the provisions of the Plan and this Appendix C. Anything contained herein to the contrary notwithstanding, if any Transferred-Out Participant ceases to be employed by barnesandnoble.com llc and is subsequently reemployed by barnesandnoble.com llc remuneration paid to said Participant during the period of subsequent employment with barnesandnoble.com llc shall not be recognized as Certified Earnings under Section 1.09.

         If, after November 1, 1998, an Employee transfers directly from the employ of barnesandnoble.com llc to the employ of the Employer, the remuneration paid to said Eligible Employee prior to the transfer and during any period of employment with barnesandnoble.com llc, as an "eligible employee" as such term is defined under the provisions of the barnesandnoble.com llc Employees' Retirement Plan which is recognized under the provisions of Section 3.01 of this Appendix C as Years of Vesting Service shall be recognized as "Certified Earnings" under
         Section 1.09 and included in the calculation of Final Average Compensation under Section 1.19 of the Plan to the extent such remuneration would have been recognized as Certified Earnings under
         Section 1.09 of the Plan had it been earned while employed as an Eligible Employee.

1.41     Termination of Employment

         If an Employee transfers directly from the employ of an Employer to the employ of barnesandnoble.com llc, a Termination of Employment under the provisions of this Plan shall not be deemed to have occurred while said Employee remains in the continuous employ of barnesandnoble.com llc.


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                            ARTICLE 2. PARTICIPATION

2.02     Determination of Eligibility Service

         With respect to an Eligible Employee who after November 1, 1998 transfers directly from the employ of barnesandnoble.com llc to the employ of an Employer, the period of said Employee's service rendered immediately prior to said transfer as an employee of barnesandnoble.com llc shall be recognized as Years of Eligibility Service under Section
         2.02 of the Plan, to the extent said period of employment would have been recognized under the Plan had it been rendered as an Employee.

                               ARTICLE 3. SERVICE

3.01     Years of Vesting Service

         If, after November 1, 1998, a Participant transfers directly from the employ of an Employer to the employ of barnesandnoble.com llc, the period of said Participant's employment with barnesandnoble.com llc rendered after said direct transfer shall be recognized as Years of Vesting Service under the provisions of Section 3.01, to the extent said period of employment would have been recognized under the Plan had it been rendered as an Employee. The increases in said Participant's age during any period of employment with barnesandnoble.com llc, which is recognized as Years of Vesting Service under the provisions of this
         Section 3.01, shall be recognized for eligibility and early retirement subsidy purposes under the provisions of this Plan, and such Participant shall not incur a Termination of Employment under this Plan while he remains in the continuous employ of barnesandnoble.com llc.


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         Anything contained herein to the contrary notwithstanding, if any such
         Participant ceases to be employed by barnesandnoble.com llc and is subsequently reemployed by barnesandnoble.com llc, the subsequent employment with barnesandnoble.com llc shall not be recognized as Years of Vesting Service under Section 3.01.

         If an Employee, after November 1, 1998, transfers directly from the employ of barnesandnoble.com llc to the employ of the Employer, the period of said Participant's employment with barnesandnoble.com llc rendered prior to said direct transfer shall be recognized as Years of Vesting Service under the provisions of Section 3.01, to the extent said period of employment would have been recognized under the Plan had it been rendered as an Employee.